Exhibit (3)(i)





                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               W.W. GRAINGER, INC.

     The Articles of Incorporation, as amended, of W.W. GRAINGER, INC. are restated to read as follows:

                                   ARTICLE ONE

         The name of the corporation is:

                               W.W. GRAINGER, INC.

     The corporation has not adopted any amendments changing the corporation's name since its initial incorporation.

         The date of incorporation is December 27, 1928.

                                   ARTICLE TWO

     The name of its registered agent in the State of Illinois is CT Corporation System and the address of its registered office in the State of Illinois is c/o CT Corporation System, 208 South La Salle Street, Chicago, Illinois 60604.

                                  ARTICLE THREE

         The duration of the corporation is perpetual.

                                  ARTICLE FOUR

         The purpose or purposes for which the corporation is organized are:

               To transact any and all lawful businesses for which a corporation may be incorporated under the Business Corporation Act, including, without limitation, to acquire, own, lease, use, develop, improve, manage, mortgage, convey and otherwise dispose of and deal in real property, improvements thereon or appurtenant thereto, or any interest therein.



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                                  ARTICLE FIVE

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 312,000,000 divided into two classes. The designations of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:


                                                             Par value per share or
                         Series                  No. of     statement that shares are
  Class                 (if any)                 Shares         without par value
----------      -------------------------     -----------    -------------------------
Common          None                          300,000,000             $0.50

Preferred       As determined by Board of     12,000,000              $5.00
                Directors


     Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                 PREFERRED STOCK

     (1) Authority is hereby vested in the Board of Directors (by adoption of a resolution and filing and recording of a statement in accordance with the laws of the State of Illinois) to divide any or all of the authorized 12,000,000 shares of Preferred Stock into series and, within the limitations provided by law, to fix and determine:

          (a) The rate per annum at which the holders of shares of any such series shall be entitled to receive dividends out of any funds of the corporation at that time legally available for such purpose and as declared by the Board of Directors;

          (b) The price or prices and other terms and conditions on which shares of any such series of Preferred Stock shall be redeemable;

          (c) The amount or amounts per share to which holders of shares of any such series of Preferred Stock shall be entitled in the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation;


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          (d)  Sinking fund  provisions for the redemption or purchase of shares of any such series;

          (e) The terms and conditions on which shares of any such series may be converted into shares of another class, if the shares of any such series are issued with the privilege of conversion; and

          (f) The limitation or denial of voting rights, or the grant of special voting rights for any such series.

     (2) Any shares of Preferred Stock which are converted or redeemed shall not be reissued but shall be canceled, and the corporation shall take appropriate action to reduce the authorized number of shares accordingly.

                                  COMMON STOCK
                                  ------------

     (1) The holders of shares of Common Stock of the corporation are entitled to receive dividends when and as declared by the Board of Directors, and after provision for all dividends on the Preferred Stock as hereinabove set forth, provided no dividend shall be declared or paid hereunder unless it is declared and paid at the same time and in the same manner on all outstanding shares of the Common Stock.

     (2) None of the shares of Common Stock of the corporation shall be subject to mandatory redemption.

                                PREEMPTIVE RIGHTS
                                -----------------

     Except for the conversion of shares of Preferred Stock as may be determined by the Board of Directors, no holder of shares of any class of the corporation shall have any preemptive right to subscribe for or acquire additional shares of the corporation of the same or any other class, or any other securities convertible into or evidencing or accompanied by any right to subscribe for, purchase or acquire shares of stock of any class of the corporation, whether such shares be hereby or hereafter authorized; all such additional shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine, subject to the limitations hereinabove set forth.

                                   ARTICLE SIX

The corporation has issued 107,183,542 shares of common stock $0.50 par value and its paid-in capital is $298,269,212.




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                                  ARTICLE SEVEN

         Any action of the shareholders of the corporation shall be taken only at an annual or special meeting of the shareholders of the corporation.

                                  ARTICLE EIGHT

         Any amendment or restatement of the Articles of Incorporation of the corporation which must be approved by the shareholders of the corporation pursuant to the Business Corporation Act, and any plan of merger of the corporation into a wholly-owned subsidiary (provided that the articles of incorporation of the surviving corporation in such merger require at least the minimum voting requirements set forth in this Article Eight) which must be approved by the shareholders of the corporation pursuant to the Business Corporation Act, shall be adopted in the following manner:

     (1) The Board of Directors shall adopt a resolution setting forth the proposed amendment or plan of merger and directing that it be submitted to a vote at a meeting of shareholders, which may be either an annual or a special meeting;

     (2) Written notice setting forth the proposed amendment, or plan of merger or a summary thereof shall be given to each shareholder of record within the time and in the manner provided in the Business Corporation Act for the giving of notice of meetings of shareholders;

     (3) At such meeting a vote of the shareholders entitled to vote on the proposed amendment or plan of merger shall be taken. The proposed amendment or plan of merger shall be adopted upon receiving the affirmative vote of at least a majority of the outstanding shares entitled to vote on such amendment or plan of merger, unless any class of shares is entitled to vote as a class in respect thereof, in which event the proposed amendment or plan of merger shall be adopted upon receiving the affirmative vote of the holders of at least a majority of the outstanding shares of each class of shares entitled to vote as a class in respect thereof and of the total outstanding shares entitled to vote on such amendment or plan of merger.

     (4) Any number of amendments may be submitted to the shareholders, and voted upon by them, at one meeting.

     Anything herein to the contrary notwithstanding, this Article shall not affect the vote required by the Business Corporation Act, for the approval of any (i) merger other than a merger with a wholly-owned subsidiary; (ii) consolidation; (iii) share exchange as described in present Section 11.10 of the Business Corporation Act; (iv) dissolution; or (v) sale, lease or exchange of all or substantially all of the assets of the corporation. Any amendment of the corporation's Articles of Incorporation effecting any decrease in the voting requirements for approval of the actions set forth in clauses (i) through (v) of this paragraph shall be approved upon the affirmative vote of that percentage of shareholders required for approval of the action itself.


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                                  ARTICLE NINE

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act or any successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act as so amended. Any repeal or modification of this Article by the shareholders of the corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.





The undersigned corporation has caused these Restated Articles of Incorporation to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true and that these Restated Articles of Incorporation were adopted by a majority of the Board of Directors, in accordance with Section 10.15 of the Business Corporation Act, shares having been issued but shareholder action not being required for adoption.


Dated:  May 12, 1998.                              W.W. GRAINGER, INC.


Attested by      /s/K. S. Kirsner            by     /s/J. D. Fluno
            ------------------------         --------------------------
                 K. S. Kirsner                        J. D. Fluno
                 Assistant Secretary                  Vice Chairman*

                                              *Authorized to sign this document.




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